Exhibit 99.3

Capital Availability

Assumes no property sales, no additional cash flow, no additional consolidated refinancings

(as of November 2, 2010)

($ thousands)
	2010	2011	2012	2013
Capital Sources:
Line commitments combined	$713,833	$—	$—	$—
Outstanding line balance – 11/2/10	—	—	—	—
Line maturity – 2/11/11 & 2/11/12 (1)	—	(113,833)	—	—

Line Availability	713,833	613,346	587,891	387,092
Cash balance – 11/2/10	74,200	—	—	—
Forward equity offering (net of costs)	—	225,000	—	—

Funding Availability before Capital Requirements	788,033	838,346	587,891	387,092

Capital Requirements:
Financing requirements – maturing consolidated debt	(17,364)	(198,822)	(192,377)	(16,282)
Assumed equity requirement to refinance maturing JV mortgage debt	—	(36,713)	(5,826)	—
Costs to complete in-process developments (2)	(43,490)	(14,920)	(2,595)	—

Total Capital Requirements	(60,854)	(250,454)	(200,799)	(16,282)

Total Capital Availability	$727,179	$587,891	$387,092	$370,810

(1)	Assumes $600 million refinance of 2/11/12 line expiration
(2)	Net of tenant reimbursements, but exclusive of out parcel proceeds